                                  SCHEDULE 14A

                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                               SIPEX CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transactions applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing and registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                               SIPEX CORPORATION
                               22 LINNELL CIRCLE
                         BILLERICA, MASSACHUSETTS 01821
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 28, 1998
                            ------------------------

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of SIPEX Corporation, a Massachusetts corporation (the "Company"), will be held at BankBoston, Conference and Training Center, 35th Floor, Room 27, 100 Federal Street, Boston, Massachusetts 02110, on May 28, 1998, at 10:00 a.m., local time, for the purposes of considering and acting upon the following matters:

          1. To elect three members to the Board of Directors, each to serve for a three-year term as a Class II Director.

          2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Information relating to the above matters is set forth in the attached Proxy Statement. Only shareholders of record at the close of business on April 9, 1998 will be entitled to notice of and to vote at the meeting and any adjournment thereof.

     All shareholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors,

                                          James E. Donegan
                                          Clerk

Billerica, Massachusetts
Date: April 23, 1998

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                               SIPEX CORPORATION
                               22 LINNELL CIRCLE
                         BILLERICA, MASSACHUSETTS 01821
                            ------------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 28, 1998
                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of SIPEX Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held at BankBoston, Conference and Training Center, 35th Floor, Room 27, 100 Federal Street, Boston, Massachusetts, 02110 on Friday, May 28, 1998, at 10:00 a.m. local time, and at any adjournments thereof.

     Only shareholders of record as of the close of business on April 9, 1998, the record date fixed by the Board of Directors, will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof. At the close of business on April 9, 1998, there were an aggregate of 17,780,518 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company issued, outstanding and entitled to vote. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting. Shareholders may vote in person or by proxy. Execution of a proxy will not in any way affect a shareholder's right to attend the meeting and vote in person. Any proxy may be revoked by a shareholder at any time before it is exercised by delivering a written revocation or a later dated proxy to the Clerk of the Company or by attending the Annual Meeting and voting in person.

     The Company's Annual Report to Shareholders containing financial statements for the fiscal year ended December 31, 1997 is being mailed together with this Proxy Statement to all shareholders entitled to vote. It is anticipated that this Proxy Statement and the accompanying proxy will be first mailed to shareholders on or about April 23, 1998.

QUORUM AND VOTES REQUIRED

     The representation, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions or broker "non-votes," are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, with respect to such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

     In the election of Class II Directors, the three nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Annual Meeting shall be elected as Class II Directors. For all other matters being submitted to shareholders at the Annual Meeting, the affirmative vote of the majority of shares present, in person or represented by proxy, and voting on that matter is required for approval. The vote on each matter submitted to shareholders is tabulated separately. Abstentions are included in the number of shares present and represented and voting on each matter. Broker "non-votes" are not considered voted for the particular matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

     The persons named as attorneys in the proxies are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted. Any shareholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name in the space provided on the proxy.

     ALL PROXIES WILL BE VOTED IN ACCORDANCE WITH THE SHAREHOLDERS' INSTRUCTIONS, AND IF NO CHOICE IS SPECIFIED, THE ENCLOSED PROXY CARD (OR ANY SIGNED AND DATED COPY THEREOF) WILL BE VOTED IN FAVOR OF THE MATTERS SET FORTH IN THE ACCOMPANYING NOTICE OF MEETING.

     The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter upon which a vote may properly be taken should be presented at the Annual Meeting, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of April 9, 1998 information with respect to the beneficial ownership of the Company's Common Stock by (i) each person who is known to the Company to be the beneficial owner of more than five percent of its Common Stock, (ii) each director, or nominee for director, of the Company,
(iii) each of the executive officers named in the Summary Compensation Table under the caption "Executive Compensation Summary" below, and (iv) all directors, nominees for director and executive officers of the Company as a group. Except as otherwise indicated in the footnotes to the table, the beneficial owners listed have sole voting and investment power (subject to community property laws where applicable) as to all of the shares beneficially owned by them.

                                                                 AMOUNT AND NATURE
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                       OF BENEFICIAL OWNERSHIP   PERCENT OF CLASS
---------------------------------------                       -----------------------   ----------------
Putnam Family of Funds(2)...................................         2,131,343                12.0%
  One Post Office Square
  Boston, Massachusetts 02109

Pilgrim Baxter & Associates, Ltd(3).........................         1,824,400                10.3%
  825 Duportail Road
  Wayne, PA 19087

Janus Capital Corporation(4)................................         1,789,700                10.1%
  100 Fillmore Street, Suite 300
  Denver, CO 80206-4923

AMVESCAP PLC(5).............................................         1,495,400                 8.4%
  11 Devonshire Square
  London EC2M 4YR
  England

Tractebel S.A...............................................         1,093,872                 6.2%
  Place du Trone 1
  1000 Brussels, Belgium

James E. Donegan(6).........................................            30,490              *
Frank R. DiPietro(7)........................................             1,152              *
Raymond W.B. Chow(8)........................................             5,000              *
Sanford Cohen(9)............................................               200              *
Timothy A. Dhuyvetter(10)...................................             6,000              *
Manfred Loeb(11)............................................             2,000              *

                                                                 AMOUNT AND NATURE
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                       OF BENEFICIAL OWNERSHIP   PERCENT OF CLASS
---------------------------------------                       -----------------------   ----------------
Lionel H. Olmer(12).........................................            10,000              *
Daniel Deroux(13)...........................................               -0-              *
Steward S. Flaschen(14).....................................             2,000              *
John L. Sprague(15).........................................             4,000              *
Willy M.C. Sansen(16).......................................                 0              *
All directors and executive officers as a group (12
  persons)(17)..............................................            60,842              *

---------------
  *  Less than 1% of the outstanding Common Stock

 (1) Unless otherwise indicated, to the knowledge of the Company, each person listed above maintains a mailing address at: c/o SIPEX Corporation, 22 Linnell Circle, Billerica, MA 01821.

 (2) Based solely on information provided in a Schedule 13G filed with the Securities and Exchange Commission, as of December 31, 1997, Putnam Investment Management, Inc., has shared dispositive power over 1,862,443 shares. The Putnam Advisory Company, Inc. has shared dispositive power over 268,900 shares. Putnam Investments, Inc., which is a wholly-owned subsidiary of Marsh & McLennan Company, Inc. has shared dispositive power over 2,131,343 shares and wholly owns these two registered investment advisers: Putnam Investment Management, Inc., which is the investment advisor to the Putnam family of mutual funds (including the Putnam Voyager
     Fund) and The Putnam Advisory Company, Inc., which is the investment adviser to Putnam's institutional clients.

 (3) Based solely on information provided in a Schedule 13G filed with the Securities and Exchange Commission, as of December 31, 1997, Pilgrim Baxter & Associates, Ltd had sole dispositive power of 1,579,400 and shared dispositive power of 1,824,400.

 (4) Based solely on information provided in a Schedule 13G filed with the Securities and Exchange Commission, as of December 31, 1997, Janus Capital Corporation, a registered investment advisor, together with Mr. Bailey its President and CEO may be deemed to beneficially own 1,789,700 shares held by their Managed Portfolios. Both Janus Capital Corporation and Mr. Bailey disclaim beneficial ownership of the shares.

 (5) Based solely on information provided in a Schedule 13G filed with the Securities and Exchange Commission, as of December 31, 1997, AMVESCAP Plc, together with its wholly-owned subsidiaries, AMVESCAP Group Services, Inc., AVZ, Inc., AIM Management Group, Inc., INVESCO, Inc., INVESCO North American Holdings, Inc., and INVESCO Funds Group, Inc. has shared dispositive and voting power over 1,495,400 shares.

 (6) Includes 30,490 shares issuable pursuant to stock options which are exercisable prior to June 8, 1998. Excludes 124,000 shares issuable pursuant to stock options which are exercisable after June 8, 1998.

 (7) Excludes 104,000 shares issuable pursuant to stock options which are exercisable after June 8, 1998.

 (8) Includes 5,000 shares issuable pursuant to stock options which are exercisable prior to June 8, 1998. Excludes 151,500 shares issuable pursuant to stock options which are exercisable after June 8, 1998.

 (9) Excludes 40,000 shares issuable pursuant to stock options exercisable after June 8, 1998.

(10) Includes 6,000 shares issuable pursuant to stock options which are exercisable prior to June 8, 1998. Excludes 90,000 shares issuable pursuant to stock options which are exercisable after June 8, 1998.

(11) Excludes all shares held by Tractebel S.A., with which Mr. Loeb is affiliated and as to whose shares he disclaims beneficial ownership of, except to the extent of any individual interest in such entity. Excludes 22,000 shares issuable pursuant to stock options exercisable after June 8, 1998.

(12) Includes 8,000 shares issuable pursuant to stock options which are exercisable prior to June 8, 1998. Excludes 22,000 shares issuable pursuant to stock options exercisable after June 8, 1998.

(13) Excludes all shares held by Tractebel S.A., with which Mr. Deroux is affiliated and as to whose shares he disclaims beneficial ownership of, except to the extent of any individual interest in such entity. Excludes 22,000 shares issuable pursuant to stock options exercisable after June 8, 1998.

(14) Includes 2,000 shares issuable pursuant to stock options which are exercisable prior to June 8, 1998. Excludes 18,000 shares issuable pursuant to stock options exercisable after June 8, 1998.

(15) Includes 4,000 shares issuable pursuant to stock options which are exercisable prior to June 8, 1998. Excludes 22,000 shares issuable pursuant to stock options exercisable after June 8, 1998.

(16) Excludes 10,000 shares issuable pursuant to stock options exercisable after June 8, 1998.

(17) Includes 55,490 shares issuable pursuant to stock options which are exercisable prior to June 8, 1998.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes. Each class serves a three-year term. However, each Class III director will serve for an initial term ending at the Annual Meeting of Shareholders to be held in 1999 and each Class I director is serving a term ending at the Annual Meeting of Shareholders to be held in 2000. The Class II Directors' term will expire at the Annual Meeting being held May 28, 1998. All directors will hold office until their successors have been duly elected and qualified. Prior to the Annual Meeting, Steward S. Flaschen and Manfred Loeb were the Class I Directors; John L. Sprague, Lionel H. Olmer and Willy M.C. Sansen were the Class II Directors; and James E. Donegan and Daniel Deroux were the Class III Directors.

     The Board of Directors has nominated and recommended that Lionel H. Olmer, John L. Sprague and Willy M.C. Sansen who are each currently serving as Directors of the Company, be elected Class II directors, to hold office until the Annual Meeting of Shareholders to be held in 2001 or until their successors have been duly elected and qualified or until their earlier resignation or removal. All of the nominees have indicated their willingness to serve, if elected; however if any of them should be unable or unwilling to serve, the proxies will be voted for the election of a substitute nominee designated by the Board of Directors or for fixing the number of directors at a lesser number. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for Messrs. Olmer, Sprague and Sansen will be voted FOR the election of all of the nominees.

     The following table sets forth for each nominee to be elected at the Annual Meeting and for each director whose term of office will extend beyond the Annual Meeting, the year each such nominee or director was first elected a director, his age, the positions currently held by each nominee or director with the Company, the year each nominee's or director's term will expire and the class of director of each nominee or director.

  NOMINEE OR DIRECTOR'S NAME AND YEAR
          NOMINEE OR DIRECTOR                                                  YEAR TERM     CLASS OF
        FIRST BECAME A DIRECTOR          AGE         POSITION(S) HELD         WILL EXPIRE    DIRECTOR
  -----------------------------------    ---         ----------------         -----------    --------
NOMINEES:
Lionel H. Olmer (1988).................  63     Director                         1998           II
John L. Sprague (1993).................  68     Director                         1998           II
Willy M. C. Sansen (1997)..............  55     Director                         1998           II
CONTINUING DIRECTORS:
Steward S. Flaschen (1996).............  72     Director                         2000            I
Manfred Loeb (1982-1987; 1992).........  71     Director                         2000            I
James E. Donegan (1985)................  52     Chairman of the Board,           1999          III
                                                  President, Chief
                                                  Executive Officer and
                                                  Clerk
Daniel Deroux (1992)...................  61     Director                         1999          III

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

     Mr. Olmer has been a director of the Company since 1988. From 1981 to 1985, he served as Undersecretary of Commerce for International Trade in the Reagan Administration. From 1985 until the present, he has been a partner in the law firm of Paul, Weiss, Rifkind, Wharton & Garrison, concentrating on international trade law. In addition to serving as a director of the Company, Mr. Olmer currently serves as a director of Dresser Industries, a manufacturer of products and provider of services for the hydrocarbon energy industry.

     Dr. Sprague has been a director of the Company since 1993. He has been the president of John L. Sprague Associates, Inc., a consulting firm, since 1988. In addition to serving as a director of the Company, Dr. Sprague currently serves as a director of Aerovox, Inc., a manufacturer of electronic components, Allmerica Financial Corporation, a financial services company, and California Micro Devices, a manufacturer of electronic components.

     Dr. Sansen has been a director of the Company since July, 1997. He has been a full professor at the Katholieke University Leuven in Belgium since 1981. He currently heads the Medical and Integrated Circuits and Sensors Division of the Electrical Engineering Department. Dr. Sansen is the author of six electronics books and more than three hundred papers and is currently a Fellow at the Katholieke University Leuven Institute of Electrical and Electronics Engineering, and past chairman of the Electrical Engineering Department of Katholieke University Leuven.

DIRECTORS WHOSE TERMS EXTEND BEYOND THE MEETING

     Mr. Donegan joined the Company in April 1985 as Chairman of the Board, Chief Executive Officer and President of the Company. Before joining the Company, Mr. Donegan held the position of Group Vice President of the Electronic Components Group at Midland Ross Corporation. Prior to Midland Ross Corporation, Mr. Donegan was Vice President and General Manager at Cameron & Barkley and Company. Prior to working at Cameron & Barkley and Company, Mr. Donegan spent ten years with the General Electric

Company in various manufacturing positions. Mr. Donegan currently serves as a Director of Genesis Microchip, Inc., a manufacturer of video semiconductors.

     Mr. Deroux has been a director of the Company since 1992. From 1963 to 1993, he served Tractebel S.A. in various positions, most recently as the Chief Executive Officer of the Electricity and Gas International Division of Tractebel S.A. Since 1993, Mr. Deroux has served as the Managing Director of American Tractebel Corporation, an affiliate of Tractebel S.A.

     Dr. Flaschen has been a director of the Company since August 1996. From 1986 to the present, Dr. Flaschen has served as President of Flaschen and Davies, a management consulting firm. In addition, Dr. Flaschen is Chairman of the Board of Directors of TranSwitch Corporation, a digital and mixed-signal semiconductor company, Chairman of the Board of Telco Systems, a telecommunications company and an Independent General Partner of Merrill Lynch Partners II.

     Mr. Loeb has been a director of the Company from 1982 to 1987 and from 1992 to the present. From 1983 to December 1992, he served as the Executive Director of Tractebel S.A. and Chief Executive Officer of the Electricity and Gas International Division of Tractebel S.A. Since 1993, Mr. Loeb has served as an Advisor Director of Tractebel S.A. and Chairman of American Tractebel Corporation. In addition to serving as a director of the Company, Mr. Loeb currently serves as a director of Telfin S.A., an affiliate of Tractebel S.A.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company held eight (8) meetings during the fiscal year ended December 31, 1997. During their tenure, each of the directors attended at least 75% of the aggregate of all meetings of the Board of Directors during fiscal 1997.

     The Company has standing Compensation and Audit Committees. The Compensation Committee, of which Mr. Loeb and Drs. Flaschen and Sprague are members, reviews and evaluates the compensation and benefits of all officers of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company and makes recommendations concerning these matters to the Board of Directors. The Compensation Committee administers the Company's 1988 Non-Statutory Stock Option Plan, 1991 Non-Statutory Stock Option Plan, 1993 Stock Option and Incentive Plan, 1994 Stock Option and Incentive Plan, 1996 Incentive Stock Option Plan, 1996 Non-Employee Director Stock Option Plan, 1996 Employee Stock Purchase Plan and 1997 Stock Option Plan. The Compensation Committee held two meetings during fiscal 1997 and Mr. Loeb and Drs. Flaschen and Sprague attended these meetings.

     The Audit Committee, of which Messrs. Olmer and Sprague are members, reviews the Company's independent auditors, the scope and timing of their audit services and any other services they are asked to perform, the auditor's report on the Company's consolidated financial statements following completion of their audit and the Company's policies and procedures with respect to internal accounting and financial controls. The Audit Committee held two meetings during fiscal 1997.

     The Board of Directors does not have a standing nominating committee or committee performing similar functions.

                             COMPENSATION AND OTHER
                 INFORMATION CONCERNING DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION SUMMARY

     The following table sets forth certain information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1995, 1996 and 1997, of those persons who were, during this time (i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Company (such five officers collectively, the "Named Executive Officers").

                                             SUMMARY COMPENSATION TABLE
                                                                                LONG TERM
                                                  ANNUAL COMPENSATION        COMPENSATION(1)
                                                -----------------------   ---------------------
                                       FISCAL                             SECURITIES UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR    SALARY($)   BONUS($)(2)       OPTIONS(#)(3)       COMPENSATION(4)($)
---------------------------            ------   ---------   -----------   ---------------------   ------------------
James E. Donegan.....................   1997    $240,000     $130,690            100,000(5)            $12,677
  Chairman, Chief Executive             1996     227,652       25,000             30,000                10,879
  Officer and President                 1995     226,800       25,000                 --                 7,298
Frank R. DiPietro....................   1997     165,000       79,300                                    6,065
  Executive Vice President, Treasurer
    and                                 1996     150,866       20,000             80,000                 2,891
  Chief Financial Officer               1995     150,000       20,000                 --                 2,869
Raymond W.B. Chow....................   1997     160,000       74,200                                    4,739
  Chief Technology                      1996     154,808       20,000             80,000                 4,482
  Officer                               1995     145,000       15,000                 --                 3,737
Sanford Cohen........................   1997     145,000            0                                    6,770
  Senior Vice President of              1996     145,000        7,000                 --                 6,508
  Technology                            1995     145,000            0                 --                 5,572
Timothy A. Dhuyvetter................   1997     145,000       49,413             30,000(5)              4,541
  Senior Vice President of Low Power
    Analog

---------------
(1) The Company did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive payments during fiscal years 1995, 1996 or 1997.

(2) Bonuses are reported in year earned even if actually paid in subsequent year.

(3) Reflects the stock split effected by the Company through a 100% stock dividend on August 18, 1997.

(4) Consists of contributions made by the Company on behalf of the Named Executive Officers to the Company's Tax Deferred Savings Plan, and insurance premiums paid by the Company.

(5) Options granted pursuant to the repricing of options described under the caption "Option Repricing" and disclosed in the table "Ten Year Option Repricing" set forth below.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth grants of stock options pursuant to the 1996 Incentive Stock Option Plan granted during the year ended December 31, 1997 to the Named Executive Officers. No stock appreciation rights ("SARs") were granted during the year ended December 31, 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS                           POTENTIAL REALIZABLE
                         --------------------------------------------------------------      VALUE AT ASSUMED
                                        PERCENT OF                                           ANNUAL RATES OF
                         NUMBER OF     TOTAL OPTIONS                                           STOCK PRICE
                         SECURITIES     GRANTED TO                                           APPRECIATION FOR
                         UNDERLYING      EMPLOYEES      EXERCISE OR                         OPTION TERMS($)(3)
                          OPTIONS        IN FISCAL     BASE PRICE PER                     ----------------------
         NAME            GRANTED(#)     YEAR(%)(1)      SHARE($)(2)     EXPIRATION DATE      5%          10%
         ----            ----------    -------------   --------------   ---------------   --------    ----------
James E. Donegan.......   100,000(4)       15.6%           $12.44          5/5/2007       $783,000    $1,982,000
Frank R. DiPietro......        --            --                --                --             --            --
Raymond W.B. Chow......        --            --                --                --             --            --
Sanford Cohen..........        --            --                --                --             --            --
Timothy A.
  Dhuyvetter...........    30,000(4)        4.7%           $12.44          5/5/2007       $234,900      $594,600

---------------
(1) A total of 639,260 options were granted to employees (including the Named Executive Officers) in fiscal year 1997 under the Company's 1996 Incentive Stock Option Plan and 1997 Incentive Stock Option Plan.

(2) All options were granted at fair market value on the date of the grant as determined in accordance with the 1996 Incentive Stock Option Plan or 1997 Stock Option Plan, as the case may be.

(3) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compound rates of appreciation (5% and 10%) on the market value of the Company's Common Stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

(4) Options granted pursuant to the repricing of options described under the caption "Option Repricing." These options will vest in equal annual increments over five years beginning May 5, 1998.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information with respect to options to purchase the Company's Common Stock granted under the Company's various stock plans to the Named Executive Officers, including (i) the number of shares of Common Stock purchased upon exercise of options in the fiscal year ended December 31,

1997; (ii) the net value realized upon such exercise; (iii) the number of unexercised options outstanding at December 31, 1997; and (iv) the value of such unexercised options at December 31, 1997.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUE TABLE

                                                                                      VALUE OF UNEXERCISED
                                                        NUMBER OF SECURITIES              IN-THE-MONEY
                          SHARES                       UNDERLYING UNEXERCISED              OPTIONS AT
                         ACQUIRED                        OPTIONS AT YEAR-END             YEAR-END(2)($)
                            ON          VALUE        ---------------------------   ---------------------------
         NAME            EXERCISE   REALIZED(1)($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----            --------   --------------   -----------   -------------   -----------   -------------
James E. Donegan.......  241,500      $4,703,678       10,490         144,000       $315,225      $2,935,440
Frank R. DiPietro......   86,000       1,522,888           --         104,000             --       2,420,240
Raymond W.B. Chow......   73,500       1,614,385           --         136,500             --       3,396,865
Sanford Cohen..........   40,000         850,260       10,000          40,000        300,500       1,200,200
Timothy A.
  Dhuyvetter...........    9,000         170,802        4,000          71,000        120,200       1,536,750

---------------
(1) Amounts disclosed in this column do not reflect amounts actually received by the Named Executive Officers but are calculated based on the difference between the fair market value of the Company's Common Stock on the date of exercise and the exercise price of the options. The Named Executive Officers will receive cash only if and when they sell the Common Stock issued upon exercise of the options, and the amount of cash received by such individuals is dependent on the price of the Company's Common Stock at the time of such sale.

(2) Value is based on the difference between the option exercise price and the fair market value of the Company's Common Stock on December 31, 1997, multiplied by the number of shares underlying the options.

OPTION REPRICING

     The following table sets forth information concerning all of the repricings of options held by officers of the Company who were officers at the time of the repricing over the last ten years, including (i) the date of the repricing, (ii) the number of shares subject to the repriced options, (iii) the market price at the time of the repricing, (iv) the exercise price prior to repricing, (v) the new exercise price and (vi) the original option term remaining at the date of repricing:

                           TEN YEAR OPTION REPRICING

                                                                                                     LENGTH OF
                                                                                                     ORIGINAL
                                                                                                    OPTION TERM
                                      NUMBER OF    MARKET PRICE                                    REMAINING AT
                                       OPTIONS     OF STOCK AT    EXERCISE PRICE                      DATE OF
                                     REPRICED OR     TIME OF        AT TIME OF                     REPRICING OR
                                       AMENDED     REPRICING OR    REPRICING OR    NEW EXERCISE    OF AMENDMENT
         NAME              DATE          (#)        AMENDMENT       AMENDMENT         PRICE           (YEARS)
         ----           -----------  -----------   ------------   --------------   ------------   ---------------
James E. Donegan......  May 5, 1997    100,000        12.44           13.63           12.44           9.5 yrs
Timothy A.
  Dhuyvetter..........  May 5, 1997     30,000        12.44           13.63           12.44           9.5 yrs

---------------
(1) All data reflects effect of 2-for-1 stock split effected on August 18, 1997.

EXECUTIVE EMPLOYMENT AGREEMENTS

     The Company has entered into the following employment agreements with the Named Executive Officers:

     Mr. Donegan and the Company entered into an employment agreement on January 1, 1988. The employment agreement provides that Mr. Donegan will serve as Chairman of the Board, President and Chief Executive Officer of the Company until December 31, 1989 and for consecutive two-year terms thereafter unless the Company provides at least six (6) months advance notice to the contrary prior to expiration of any two year term; however, Mr. Donegan may voluntarily terminate this employment and the Company may terminate his employment at any time for cause. If the Company terminates Mr. Donegan's employment without cause, he will be entitled to the salary and bonus benefits guaranteed under the employment agreement until the end of the employment term. Pursuant to the employment agreement, Mr. Donegan's salary is established annually by the Board of Directors, but may not be less than $210,000 per year. The amount of his annual bonus is calculated by a formula based upon a comparison of the actual annual consolidated after-tax income or loss of the Company to the budgeted income or loss approved by the Board of Directors for that year. The Company must maintain a term life insurance policy in the amount of $500,000 for Mr. Donegan's designees and a long term disability insurance policy for up to $10,000 per month for the benefit of Mr. Donegan or his designees. Furthermore, Mr. Donegan has agreed that he will not directly or indirectly compete with the Company during the course of his employment and for an additional one-year period thereafter if he voluntarily terminates his employment or is terminated for cause.

     Mr. DiPietro and the Company entered into an employment agreement on January 1, 1988. The employment agreement provides that Mr. DiPietro will serve as a Senior Vice President and Treasurer of the Company until December 31, 1989 and for consecutive two-year terms thereafter unless the Company provides at least six (6) months advance notice to the contrary prior to expiration of any two-year term; however, Mr. DiPietro may voluntarily terminate this employment or the Company may terminate his employment for cause. If the Company terminates Mr. DiPietro's employment without cause, he will be entitled to the salary guaranteed under the employment agreement until the end of the employment term. Pursuant to the employment agreement, Mr. DiPietro's salary is established annually by the Board of Directors, but may not be less than $96,500 per year. If Mr. DiPietro's employment is terminated for any reason by either party, the employment agreement entitles the Company to retain him as a consultant pursuant to specific terms. Furthermore, Mr. DiPietro has agreed that he will not directly or indirectly compete with the Company during the course of his employment and for an additional one-year period thereafter so long as the Company is continuing to pay either his salary or consulting fees. Mr. DiPietro became Executive Vice President in November 1996.

     Mr. Chow and the Company entered into an employment agreement on January 1, 1996. The employment agreement provides that Mr. Chow will serve as Chief Technology Officer of the Company until December 31, 1998 and for consecutive two-year terms thereafter unless the Company provides at least six (6) months advance notice to the contrary prior to expiration of any two-year term; however, Mr. Chow may voluntarily terminate his employment or the Company may terminate his employment for cause. If the Company terminates Mr. Chow's employment without cause, he will be entitled to the salary guaranteed under the employment agreement until the end of the employment term and he may not directly or indirectly compete with the Company while the Company is continuing to pay his salary. Pursuant to the employment agreement, Mr. Chow's salary is established annually by the Board of Directors but may not be less than $145,000 per year.

     Mr. Cohen and the Company entered into an employment agreement on July 18, 1988. The employment agreement provides that Mr. Cohen will serve as a Senior Vice President of the Company until August 17,

1990 and for consecutive two-year terms thereafter unless the Company provides at least six (6) months advance notice to the contrary prior to expiration of any two-year term; however, Mr. Cohen may voluntarily terminate his employment or the Company may terminate his employment for cause. If the Company terminates Mr. Cohen's employment without cause, he will be entitled to the salary guaranteed under the employment agreement until the earlier of one year from the date of termination or the obtainment of substantially equivalent employment. Furthermore, Mr. Cohen has agreed that he will not directly or indirectly compete with the Company during such period so long as the Company is continuing to pay his salary. Pursuant to the employment agreement, Mr. Cohen's salary is established annually by the Board of Directors, but may not be less than $135,000 per year. In February 1998, the Company provided notice that this agreement will not be renewed.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors currently consists of Mr. Loeb and Drs. Flaschen and Sprague, each of whom is an independent, non-employee director. The Compensation Committee is responsible for developing the compensation programs that relate to the Company's executive officers, senior management and other key employees and for establishing the specific short- and long-term compensation elements thereunder. The Compensation Committee also oversees the general compensation structure for all of the Company's employees. In addition, the Compensation Committee administers the Company's 1988 Non-Statutory Stock Option Plan, 1991 Non-Statutory Stock Option Plan, 1993 Stock Option and Incentive Plan, 1994 Stock Option and Incentive Plan, 1996 Incentive Stock Option Plan, 1996 Non-Employee Director Stock Option Plan, 1996 Employee Stock Purchase Plan and 1997 Stock Option Plan.

     The Company's executive compensation program established by the Compensation Committee is designed to provide levels of compensation in formats that assist the Company in attracting, motivating and retaining qualified executives by providing a competitive compensation package geared to individual and corporate performance. The Compensation Committee strives to establish performance criteria, evaluate performance and establish base salary, annual bonuses and long-term incentives for the Company's key decision makers based upon performance and is designed to provide appropriate incentives for maximization of the Company's short- and long-term financial results for the benefit of the Company's shareholders.

     In order to meet its objectives, the Compensation Committee has chosen three basic components for the Company's executive compensation program to meet the Company's compensation philosophy. Base salaries, the fixed regular component of executive compensation, are based upon (i) base salary levels among a competitive peer group, (ii) the Company's past financial performance and future expectations, (iii) the general and industry-specific business environment and (iv) individual performance. Annual bonuses, which are directly linked to the Company's yearly performance, are designed to provide additional cash compensation based on short-term performance of certain key employees. Stock option grants, under the long-term component of executive compensation, are designed to incentivize and reward executive officers and key employees for delivering value to the Company's shareholders over a longer, measurable period of time. Historically, the Company has used the grant of stock options that vest over some measurable period of time, currently five years, to accomplish this objective.

     Mr. Donegan is the President, Chief Executive Officer and Chairman of the Board of Directors. His fiscal 1997 performance was evaluated on the basis of the factors described above applicable to executive officers generally. His base salary was based on a number of factors, including the base salaries of executives performing similar functions for peer companies and his employment contract. The annual bonus and stock option grant components of his compensation, as well as his salary, reflect the Company's strong financial performance, the continued strength of the trading price for the Company's Common Stock. The continued introduction and commercialization of new products and progress toward achieving business goals, as well as the achievement by Mr. Donegan of other non-financial goals. The Company's performance in 1997 included a significant increase in total revenues and net income. In assessing Mr. Donegan's performance for fiscal 1997, the Compensation Committee concluded that the financial and non-financial goals on which his compensation was based had been achieved.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally prevents publicly-held corporations from deducting, for federal income tax purposes, compensation (including compensation recognized by the executive as a result of exercising a non-qualified stock option) in excess of $1 million paid to the Named Executive Officers, with certain exceptions. The Compensation Committee has considered these requirements and it is the Compensation Committee's present intention that, so long as it is consistent with its overall compensation objectives, substantially all of the Named Executive Officers' compensation will be deductible for federal income tax purposes.

     Respectfully submitted by the Compensation Committee:

        Manfred Loeb
        Steward S. Flaschen
        John L. Sprague

COMPENSATION COMMITTEE REPORT ON REPRICING OF OPTIONS

     On May 5, 1997 the Compensation Committee approved a regranting of certain options previously granted to executive officers, including Messrs. Donegan and Dhuyvetter. Options originally granted in November of 1996 at an exercise price of $13.63 per share, were regranted for the same number of shares at an exercise price of $12.44 per share, the fair market value of the Corporation's Common Stock on May 5, 1997. The Compensation Committee conditioned the regrant of these options on the individual executive officer's surrender of the previously granted option and on the officer's acceptance of an extended vesting schedule. The new options vest 20% annually on the anniversary of the grant date; the options surrendered would have vested 20% annually on the anniversary of the initial grant date of such options. For additional information, see the table above entitled "Option Grants in Last Fiscal Year."

     As described in the Compensation Committee Report on Executive Compensation above, the equity component of the Company's executive compensation program is designed to (i) provide levels of compensation in formats that assist the Company in attracting, motivating and retaining qualified executives by providing a competitive compensation package geared to individual and corporate performance and (ii) to incentivize and reward executive officers and key employees for delivering value to the Company's shareholders over a longer, measurable period of time. In taking the action to effectively reprice the existing options, the Compensation Committee determined that options with exercise prices at the then current market value provided better incentives to executive officers for performance than options with exercise prices in excess of such prices.

     The Compensation Committee regranted and reinitiated the vesting of the options rather than simply repricing the outstanding options. By restarting the vesting of the options, the Compensation Committee extended the retention value of the options to the Corporation. Executive officers accepting the regranted options will not be able to realize any economic benefit from the regranted options until at least one year following the regrant.

     Respectfully submitted by the Compensation Committee:

        Manfred Loeb
        Steward S. Flaschen
        John L. Sprague

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Board of Directors has established a Compensation Committee consisting of Mr. Loeb and Drs. Flaschen and Sprague. No person who served as a member of the Compensation Committee was, during the fiscal year ended December 31, 1997, an officer or employee of the Company or any of its subsidiaries, was formerly an officer of the Company or any of its subsidiaries, or had any relationship requiring disclosure herein. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company receive $2,000 per quarter as a retainer, $1,000 for each meeting of the Board of Directors attended in person, $500 for each teleconference meeting of the Board of Directors and $1,000 for each committee meeting, unless such committee meeting is held on the same day as a meeting of the Board of Directors in which case the compensation is reduced to $500. No employee of the Company receives separate compensation for services rendered as a director. All directors are reimbursed for expenses in connection with attending Board and committee meetings.

     On March 14, 1997, the Board of Directors of the Company adopted the 1997 Stock Option Plan, which was approved by the Company's shareholders at the Special Meeting in Lieu of Annual Meeting held on May 30, 1997. Among other provisions of the 1997 Stock Option Plan, each director, who is not also an employee or consultant of the Company, will receive on the third Monday in July, 1997 (and on the same day each year thereafter) an option to purchase 10,000 shares of Common Stock (the "Director Options"). Each person who is not also an employee or consultant of the Company and becomes a director after the third Monday in July, 1997 will receive, upon the date of his or her initial election as a director, an option to purchase 10,000 shares of Common Stock. The Director Options granted will vest one-fifth on each anniversary of the date of grant and have an exercise price equal to the fair market value of the Common Stock on the date of grant. The term of each Director Option will be for a period of ten years from the date of grant. Director Options will be subject to accelerated vesting under certain circumstances and may be transferred to the extent vested.

     The Company has purchased directors' and officers' liability insurance covering all of the Company's directors and officers. The aggregate premium for this insurance policy in 1997 was $180,600.

                            STOCK PERFORMANCE GRAPH

     The following performance graph compares the percentage change in the cumulative total shareholder return on the Company's Common Stock during the period from the Company's initial public offering on April 2, 1996 through December 31, 1997, with the cumulative total return on (i) a group consisting of the Company's peer corporations on a line-of-business basis (the "Peer Group") and (ii) the Nasdaq Composite Index (Total Return). The comparison assumes $100 was invested on April 2, 1996 in the Company's Common Stock, the Peer Group and the Nasdaq Composite Index and assumes reinvestment of dividends, if any. The Peer Group consists of all corporations that are members of the semiconductor industry with 3674 as their Primary Standard Industrial Classification Number.

             COMPARISON OF FIVE YEAR* CUMULATIVE TOTAL RETURN AMONG
 SIPEX CORPORATION, PEER GROUP AND NASDAQ COMPOSITE INDEX (TOTAL RETURN) (1)(2)

                                                                                 NASDAQ
        MEASUREMENT PERIOD                SIPEX            PEER GROUP           COMPOSITE
      (FISCAL YEAR COVERED)            CORPORATION            INDEX               INDEX
4/2/96                                     100                 100                 100
6/30/96                                    180                 110                 110
9/30/96                                    175                 140                 112
12/31/96                                   273                 157                 120
3/31/97                                    250                 175                 110
6/30/97                                    305                 195                 140
9/30/97                                    540                 240                 150
12/31/97                                   505                 175                 145

                                                              APRIL 2, 1996    DECEMBER 31, 1997
                                                                   ($)                ($)
                                                              -------------    ------------------
SIPEX Corporation Common Stock..............................      100.0              509.47
Peer Group..................................................      100.0              170.42
Nasdaq Composite Index (Total Return).......................      100.0              141.76

---------------
 * $100 invested on April 2, 1996 in Common Stock or the appropriate index, including reinvestment of dividends, through fiscal year ended December 31, 1997.

(1) Prior to April 2, 1996, the Company's Common Stock was not publicly traded. Comparative data is provided only for the period since that date. This chart is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used on this graph was obtained from Media General Financial Services, Inc., a source believed to be reliable, although the Company is not responsible for any errors or omissions in such information.

                              CERTAIN TRANSACTIONS

     Pursuant to an Agreement of Lease, dated January 31, 1996, the Company leases its Billerica facility of approximately 46,600 square feet from ATC Billerica Corporation, an affiliate of Tractebel S.A. Under the Agreement of Lease, the Company will pay monthly rent of $9,917 for the first year of the lease, which payments are subject to an annual escalation. The Agreement of Lease expires on January 31, 2001, subject to an option of the Company to extend such lease for an additional five-year period. Tractebel S.A. beneficially owns approximately 6% of the Company's Common Stock as of April 9, 1998 and Messrs. Deroux and Loeb are affiliated with Tractebel S.A.

     On July 30, 1997, the Board approved a loan to Timothy A. Dhuyvetter, Senior Vice President of Low Power Analog, in the sum of $100,000 cash. The Loan was secured by a Pledge and Security Agreement dated July 31, 1997 and was evidenced by the issuance and delivery to the Company of a Promissory Note bearing interest at a rate of 9% per annum, with interest payable on a monthly basis and the principal and any remaining interest payable to the order of the Company on July 31, 1998.

                            INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected the firm of KPMG Peat Marwick LLP as the Company's independent accountants for the 1998 fiscal year. KPMG Peat Marwick LLP has served as the Company's independent accounts commencing with the year ended December 31, 1995. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, "Reporting Persons"), to file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the Company. Based on the Company's review of copies of such forms and written representations from the Reporting Persons, the Company believes that all its officers, directors and greater than ten percent shareholders complied with all filing requirements applicable to them with respect to transactions during fiscal year 1997, with the following exceptions:
Mr. DiPietro failed to file a monthly report covering the sale of shares during the month of July in a timely manner. Mr. Chow failed to file a monthly report covering the sale of shares during the month of May in a timely manner. Each of Messrs. DiPietro and Chow subsequently filed a Form 4.

                           EXPENSES AND SOLICITATION

     The cost of soliciting proxies on behalf of the Company will be borne by the Company. The Company will pay banks, brokers and other entities that exercise fiduciary powers which hold shares of Common Stock of record in nominee name or otherwise or as a participant in a registered clearing agency or which hold shares of Common Stock on behalf of beneficial owners and deposit such shares for safekeeping with another entity that exercises fiduciary powers their reasonable expenses for completing the mailing to security holders of proxy soliciting material and annual reports supplied by the Company. Further solicitation may be made by the officers and employees of the Company by mail, telephone, telegraph or personal interview without additional compensation. The Company also may retain a professional proxy solicitation service at the Company's expense to assist in the solicitation of proxies if necessary.

                DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

     Proposals of Shareholders intended to be presented at the next Annual Meeting of Shareholders must be received by the Company at its principal office in Billerica, Massachusetts, not later than February 28, 1999 for inclusion in the proxy statement for that meeting.

                            ------------------------

     THE BOARD OF DIRECTORS ENCOURAGES SHAREHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. SHAREHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                 SKU# 1504-PS-98

SPX49 1                           DETACH HERE


                                     PROXY

                               SIPEX CORPORATION

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 28, 1998

                      SOLICITED BY THE BOARD OF DIRECTORS


     The undersigned shareholder of SIPEX Corporation, a Massachusetts corporation (the "Corporation"), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 23, 1998 and hereby appoints James E. Donegan and Frank R. DiPietro, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of the Corporation to be held at BankBoston, Conference & Training Center, 35th Floor, Room 27, 100 Federal Street, Boston, Massachusetts 02110 on Friday, May 28, 1998 at 10:00 a.m., local time, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matter set forth on the reverse side:



-------------                                                      -------------
 SEE REVERSE                                                        SEE REVERSE
     SIDE          CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE
-------------                                                      -------------


SPX49 1                               DETACH HERE


 ___  PLEASE MARK
| X | VOTES AS IN
|___| THIS EXAMPLE.

      THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED,
      WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND AS SAID PROXIES DEEM ADVISABLE
      ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF
      SHAREHOLDERS.

      1. To elect three (3) members of the
         Board of Directors to serve for three-
         year terms as Class II Directors.

         Nominees: Lionet H. Olmer,
                   John L. Sprague
                   and Willy M.C. Sansun

             ___    FOR     ___  WITHHELD
            |   |   ALL    |   | FROM ALL
            |___| NOMINEES |___| NOMINEES

       ___
      |   |
      |___| ___________________________________
        If you want to withhold authority to
      vote for any individual nominee, write
      that nominee's name on the line above.                                 ___
                                                  MARK HERE FOR ADDRESS     |   |
                                                  CHANGE AND NOTE BELOW     |___|






                                                  (This Proxy should be marked dated and signed
                                                  by the shareholder(s) exactly as his or her name
                                                  appears hereon, and returned promptly in the
                                                  enclosed envelope. Persons signing in a fiduciary
                                                  capacity should so indicate. If shares are held
                                                  by joint tenants or as community property, both
                                                  should sign.)




Signature:_________________ Date:____________   Signature:______________________ Date:____________
